Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2009 Stock Option and Restricted Stock Plan of Radio One, Inc. of our reports dated March 10, 2009, with respect to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting, included in Radio One, Inc.'s Annual Report (Form 10-K/A) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
January 14, 2010